Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

AC Immune SA

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares	Rule 457(o)	(1)	(1)	(1)		(1)
	Debt	Securities	Rule 457(o)	(1)	(1)	(1)		(1)
	Other	Warrants	Rule 457(o)	(1)	(1)	(1)		(1)
	Other	Purchase Contracts	Rule 457(o)	(1)	(1)	(1)		(1)
	Other	Subscription Rights	Rule 457(o)	(1)	(1)	(1)		(1)
	Other	Units	Rule 457(o)	(1)	(1)	(1)		(1)
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 457(o)	(1)	(1)	$350,000,000	0.00014760	$51,660
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	Equity	Common Shares	415(a)(6)	(2)		(2)		(2)	F-3	333-255576	May 5, 2021	(2)
Carry Forward Securities	Debt	Securities	415(a)(6)	(2)		(2)		(2)	F-3	333-255576	May 5, 2021	(2)
Carry Forward Securities	Other	Warrants	415(a)(6)	(2)		(2)		(2)	F-3	333-255576	May 5, 2021	(2)
Carry Forward Securities	Other	Purchase Contracts	415(a)(6)	(2)		(2)		(2)	F-3	333-255576	May 5, 2021	(2)
Carry Forward Securities	Other	Subscription Rights	415(a)(6)	(2)		(2)		(2)	F-3	333-255576	May 5, 2021	(2)
Carry Forward Securities	Other	Units	415(a)(6)	(2)		(2)		(2)	F-3	333-255576	May 5, 2021	(2)
Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)	(2)		$291,745,726 (2)	0.00014760	$43,061.67	F-3	333-255576	May 5, 2021	(2)
Total Offering Amounts						$58,254,274		$8,598.33
Total Fees Previously Paid						$58,106,310(3)		$8,576.49
Total Fee Offsets								N/A
Net Fee Due								$21.84

(1)	Omitted pursuant to General Instruction II.C to Form F-3. The amount to be registered consists of up to $350,000,000 of an indeterminate amount of common shares, debt securities, warrants, purchase contracts, subscription rights and/or units that may be offered and sold from time to time in one or more offerings.

(2)	AC Immune SA (the “Registrant”) previously filed a registration statement on Form F-3 (File No. 333-255576), initially filed on April 28, 2021 and declared effective on May 5, 2021 (the “2021 Prior Registration Statement”) and which registered the offer and sale of an indeterminate number of common shares, principal amount of debt securities, purchase contracts, warrants to purchase common shares, debt securities or other securities, units and subscription rights (collectively, the “Shelf Securities”) having an aggregate initial offering price not to exceed $350,000,000. The 2021 Prior Registration Statement was not fully used and as of July 26, 2024, $291,745,726 of the Shelf Securities remain unsold. The Registrant expects to carry forward to this registration statement the Unsold Securities pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”). To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the Registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this registration statement the updated amount of Unsold Securities from the 2021 Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the 2021 Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

(3)	The Registrant on March 14, 2024 filed this registration statement on Form F-3 (File No. 333-277940) which registered the offer and sale of an indeterminate number of common shares, principal amount of debt securities, purchase contracts, warrants to purchase common shares, debt securities or other securities, units and subscription rights (collectively, the “Shelf Securities”) having an aggregate initial offering price not to exceed $350,000,000. At the time of filing, the 2021 Prior Registration Statement was not fully used and $291,893,690 of the Shelf Securities remained unsold. Since the initial filing of this registration statement, there has been a decrease of $147,964 in the amount of unsold shares under the 2021 Prior Registration Statement. The Registrant previously paid a registration fee of $8,576.49 in connection with the initial filing of this registration statement. The $8,576.49 previously paid filing fees relating to such Unsold Securities under the 2021 Prior Registration Statement will continue to be applied to such Unsold Securities registered on this registration statement. The updated amount of unsold securities results in $21.84 in net fee due.